EX-99.906CERT

CERTIFICATION

John B. Walthausen, President, and Stanley M. Westhoff Jr., Chief Financial Officer, of Walthausen Funds (the “Registrant”), certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

Walthausen Funds

Walthausen Funds

/s/John B. Walthausen                                                        /s/Stanley M. Westhoff Jr.
John B. Walthausen

                                                                                         Stanley M. Westhoff Jr.

Date:           March 28, 2014                                             Date:           March 28, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Walthausen Funds and will be retained by Walthausen Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.